BETA OIL & GAS, INC.
                            SELECTED DEALER AGREEMENT
            PUBLIC OFFERING OF UP TO 1,650,000 SHARES OF COMMON STOCK


                                            ______________________, 1998

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Ladies and Gentlemen:

         Brookstreet Securities Corporation (the "Underwriter") has agreed to use its best efforts to offer and sell on behalf of Beta Oil & Gas, Inc. (the "Company") up to 1,650,000 shares of Common Stock, par value $.001 per share (the "Shares"), all as set forth in the prospectus (the "Prospectus"), which is part of the registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on Form S-1 (File No. 333-68381) under the Securities Act of 1933, as amended (the "Act"), subject to the terms of the Underwriting Agreement referred to therein (the "Underwriting Agreement").

         1. The Public Offering. The Shares are to be offered to the public by the Underwriter, on best efforts basis, at a price of $6.00 per share (the "Public Offering Price"), in accordance with the terms of the Offering set forth in the Prospectus. The Underwriter has full authority to solicit the services of other broker/dealers who are registered as such with the Commission and who are members of the National Association of Securities Dealers, Inc.
("NASD").

         2. Appointment of Selected Dealer. By executing this Selected Dealer Agreement (the "Agreement"), you are appointed as a Selected Dealer to offer and sell the Shares during the term of the Offering on a nonexclusive basis.

         3. Offering by Selected Dealer. By executing this Agreement, you agree to use your best efforts to offer and sell the Shares in accordance with the terms and conditions of this Agreement, the Registration Statement, the Prospectus, and any revisions, supplements or amendments thereof, and the applicable federal and state securities laws and regulations in connection with the Offering.




         4. Conduct of Offering. On becoming a Selected Dealer and in offering and selling the Shares, you agree to comply with all applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Conduct Rules of the NASD, including, but not limited to, Rules 2730, 2740, 2420, and 2750 of said Conduct Rules. As a Selected Dealer, you shall be supplied with such quantities of the Prospectus as, from time to time, you may reasonably request.

         Upon acceptance of your signed Agreement, you shall be informed as to the states in which the Underwriter has been advised that the Shares have been qualified for sale under the respective securities or blue sky laws of such states; however, the Underwriter assumes no obligation or responsibility as to the right of any Selected Dealer to sell the Shares in any state or as to any sale made therein.


         The Underwriter and the Company reserve the right to refuse to accept any and all orders or sales secured by you.


         5. Escrow Agent. The Escrow Agent for the Offering is Southern California Bank. Upon your receipt of subscription funds and documents for the Offering, you hereby agree to immediately forward such funds and documents to:



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                            Southern California Bank
                                 Escrow Division
                                Escrow # 012794GG
                          4100 Newport Place, Suite 130
                             Newport Beach, CA 92660
                                Fax: 949/863-2489

         6. Closing of Offering. Unless at least 800,000 Shares are sold within 10 days of the date of the Final Prospectus (the "Minimum Offering"), the Offering will terminate, none of the Shares will be deemed to have been sold and all proceeds received will be returned in full with interest thereon to subscribers and no commissions shall be paid to you pursuant to Section 7 of this Agreement. If the Minimum Offering is sold, the proceeds will be released from escrow and deposited to the Company's account. Within 10 days after the date that the Company receives the proceeds from the sale of the Minimum Offering, the Company shall instruct the Escrow Agent to remit to you the amount of the commission to be paid to you pursuant to Section 7 of this Agreement.

         7. Amount of Sales Commissions. Provided that the proceeds from the sale of the Minimum Offering are received by the Company, the Company shall pay you a sales commission in an amount equal to 8% percent of the cash proceeds to the Company of the purchase price of each Share sold by you (the "Commission"). The Company also agrees to pay to you a non-accountable expense allowance equal to 2% of the aggregate principal amount of the Shares sold by you (the
"Nonaccountable Expense Allowance"). In the event that the Offering is terminated for any reason, the Company shall pay you for any reasonable accountable expenses you have incurred. In addition to the Commission and the Nonaccountable Expense Allowance, you shall be entitled to receive (the "Selected Dealer Warrants") for the purchase of an amount of shares of Common Stock of the Company equal to 10% of the number of Shares actually sold by you in the public offering. The Selected Dealer Warrants shall be issued in the form set forth in the Selected Dealer Warrant included in the Registration Statement. The Selected Dealer Warrants shall be exercisable, in whole or in part, for a period of four years commencing one year from the date of the completion of the Offering at an exercise price of $7.50 per share. The Selected Dealer Warrants shall be non-exercisable for one year from the effective date of the Offering, and non-transferable for one year (whether by sale, transfer, assignment, or hypothecation) except for (i) transfers to officers of the broker/dealer who are also shareholders of the broker/dealer; and (ii) transfers occurring by operation of law.



         8. Relationship of Selected Dealers and the Underwriter. You represent that you are a member in good standing of the NASD. You are not authorized to, and you agree not to, give any information or to make any representations other than as contained in the Prospectus, or to act as agent or sub-agent for the Underwriter. Nothing herein shall constitute the Selected Dealer as an association, unincorporated business, or other separate entity of or partners with the Underwriter, or with each other, but you shall be liable for the Underwriter's share of any tax, liability, or expense based on any claim to the contrary. The Underwriter shall not be under any liability to you, except for obligations expressly assumed by the Underwriter in this Agreement; however, no obligations on the Underwriter's part shall be implied or inferred herefrom.

         9. Effectiveness of Agreement. This Agreement will become effective as of the date first set forth above.

         10. Termination of Agreement. This Agreement may be terminated by notice hereunder at any time by the Underwriter or the Company, with or without cause. If not terminated sooner, this Agreement shall terminate concurrently with the Termination of the Offering. Upon any termination you shall continue to have the right to receive compensation hereunder for Shares sold by you, for which you have not yet been compensated.

         11.      Indemnification and Contribution.




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                  (a) You hereby  indemnify  and hold  harmless  the Company and each person who controls the Company within the meaning of Section 15 of the Act against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel fees) caused by (i) any breach by you of the representations, warranties or covenants by you contained in or made pursuant to this Agreement, (ii) the failure by you to give, deliver or send a copy of the Prospectus as appropriate to any person to whom the Shares are offered or sold or to offer or sell the Shares in accordance with the provisions
of   and   applicable   rules,    regulations   and   published   administrative
interpretations under the Act and the securities or blue sky laws of any jurisdiction in which the Shares are offered or sold by or through you, (iii) any unauthorized representations made by you or (iv) any unauthorized conduct which adversely affects the availability of exemption from registration under the Act or the rules and regulations thereunder or any provisions of the securities laws of any jurisdiction.


                  (b) The Company hereby indemnifies and holds harmless each person who controls you (within the meaning of Section 15 of the Act) against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel fees) caused by (i) any breach by the Company of the representations, warranties or covenants by the Company contained in or made pursuant to this Agreement, (ii) any untrue statement of a material fact contained in the Prospectus, Registration Statement, or in any amendment or supplement thereto or (iii) any omission to state in the Prospectus, Registration Statement or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company shall not be responsible for, nor does the Company indemnify or hold harmless you or your controlling persons against any losses, claims, damages, liabilities or expenses arising out of or resulting from the offer or sale of the Shares to any person who was not given, delivered or sent a copy of the Prospectus as appropriate, or the failure by you to offer and sell the Shares in accordance with the provisions of and applicable rules, regulations and published administrative interpretations under the Act and rules thereunder and the securities or blue sky laws of any jurisdiction in which the Shares are offered or sold by or through you.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, under joint control thereof over the defense in conjunction with the indemnified party and after notice from the indemnifying party to such indemnified party, of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and the indemnified party may, but shall not be obligated to, participate in the defense of its own expense with its own counsel.


         12. Representations and Indemnities to Survive Delivery. The indemnities, agreements, representations, warranties, and other statements by you set forth in or made in writing pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Company, or any controlling person and will survive delivery of and payment for the Shares, and the Company, or any controlling person, as the case may be, shall be entitled to the benefit of the indemnity agreements.

         13. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California.

         14. Notices. All communications hereunder will be in writing sent by certified, first class mail, return receipt requested each party at the address set forth below. Notices will be effective only when received or when first attempted to be delivered by the mails. Addresses for notice may be changed by notice to the other parties hereunder.




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         15.  Modifications  and Waivers.  No modification or waiver of any term hereof shall be effective unless in writing, signed by the party to be charged.

         16. Multiple Counterparts. This Agreement is made, and may be executed, in multiple counterparts, each of which shall constitute an original hereof.

         17. Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs and successors but shall not be assignable by a party without the prior written consent of the other party.


         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between us in accordance with its terms.

                                            Very truly yours,

                                            BROOKSTREET SECURITIES CORPORATION




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                                            BY: Stanley C. Brooks
                                            ITS: President

                                            SELECTED DEALER


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                                            (Name of Selected Dealer)


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                                            (Signature)

                                            By:_________________________________

                                            Its: _______________________________

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                                            (Selected Dealer Address)

                                            Tax I.D. No.:_______________________

                                            List states that Selected  Dealer is
                                            authorized to conduct business:

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